Exhibit 99.2(o)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-2 of our report dated February 26, 2009, relating to the financial statements of the DMR Mortgage Opportunity Fund LP, which is incorporated by reference into the Registration Statement.  We also consent to the references to us under the headings "Auditors", "Financial Highlights", "Legal and Accounting Matters", and "Independent Registered Public Accounting Firm" in such Registration Statement.

PricewaterhouseCoopers LLP
Boston, Massachusetts
March 30, 2009